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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement (Form S-8 Nos. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684, 333-19487 and
333-26565) pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, the Davstar Industries, Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreement, the X-Cardia 1996 Stock Option Plan and the Microsurge, Inc. Stock Option Plan of Urohealth Systems, Inc. of our reports dated July 8, 1997, with respect to the consolidated financial statements and schedule of Urohealth Systems, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1997.

                                                 /s/ Ernst & Young LLP

Orange County, California
July 8, 1997